Exhibit 99.B(e)(3)

SECOND AMENDMENT TO

DISTRIBUTION AGREEMENT

This Second Amendment (the “Amendment”) to the Distribution Agreement (the “Agreement”) dated as of March 31, 2009, as amended, by and between The Boston Trust & Walden Funds formerly known as The Coventry Group (the “Trust”), and Foreside Distribution Services, L.P. (“Foreside”) is hereby entered into as of August 12, 2011 (the “Effective Date”).

WHEREAS, the Trust and Foreside desire to amend the list of Funds set forth on Schedule A of the Agreement; and

WHEREAS, Section 12 of the Agreement requires all amendments be made by written agreement and executed by the parties;

NOW THEREFORE, in consideration of the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend the Agreement as follows:

1.                                       Schedule A to the Agreement is hereby amended and restated as provided on Exhibit A attached hereto.

2.                                       Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

3.                                       This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the Effective Date.

BOSTON TRUST & WALDEN FUNDS		FORESIDE FUND SERVICES, LLC

By:	/s/ Lucia Santini	By:	/s/ Mark Fairbanks
Name:	Lucia Santini	Name:	Mark Fairbanks
Title:	President	Title:	President

EXHIBIT A

DISTRIBUTION AGREEMENT

Schedule A

Funds

Boston Trust Balanced Fund

Boston Trust Equity Fund

Boston Trust Midcap Fund

Boston Trust Small Cap Fund

Boston Trust SMID Cap Fund

Walden Balanced Fund

Walden Equity Fund

Walden Midcap Fund

Walden Small Cap Innovations Fund

Walden SMID Cap Fund